SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and ExchangeAct of 1934.

March 27, 2017

Date of Report

CIMAREX ENERGY CO.

(Exact name of registrant as specified in its charter)

Delaware	001-31446	45-0466694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 7.01                                  REGULATION FD DISCLOSURE

Upcoming Events

The Company intends to participate in an upcoming investor event. The presentation for this event, dated March 28, 2017, will be posted to the Company’s website at www.cimarex.com after the close of market on March 27, 2017.

Investor Conference

Senior management of Cimarex Energy Co. will be presenting at the Howard Weil Energy Conference at 11:10 am EST on March 28, 2017. The Company’s presentation will be available on the Cimarex Energy Co. website at www.cimarex.com.

All statements at the conference and in the corporate presentation, other than historical financial and other information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

In accordance with General Instructions B.2. of Form 8-K, this information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Cimarex has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated: March 27, 2017

/s/ Francis B. Barron
Francis B. Barron
Senior Vice President-General Counsel